Exhibit 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT

THIS Fourth Amendment to Amended and Restated Loan and Servicing Agreement, dated as of August 8, 2023 (the “Agreement”), is entered into among JARDEN RECEIVABLES, LLC (the “Jarden Receivables”); NEWELL BRANDS INC., (“Newell”), as Servicer (the “Servicer”); PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent (in such capacity, the “Administrative Agent”), as an Issuing Lender, and as a Managing Agent; ROYAL BANK OF CANADA, as an Issuing Lender and a Managing Agent; and each Managing Agent party hereto.

BACKGROUND

WHEREAS, reference is hereby made to that certain Amended and Restated Loan and Servicing Agreement, dated as of October 2, 2019 (as amended or otherwise modified prior to the date hereof, the “Loan Agreement”), among Jarden Receivables, as Borrower, the Servicer, the commercial paper conduits from time to time party thereto, the financial institutions from time to time party thereto as Committed Lenders, the financial institutions from time to time party thereto as Managing Agents, the Issuing Lenders, the Administrative Agent, and PNC Capital Markets, as Structuring Agent. Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Loan Agreement.

WHEREAS, subject to the terms and conditions set forth herein, the parties hereto have agreed to amend certain provisions of the Loan Agreement as described below.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Defined Terms.

Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Loan Agreement.

2.	No Event of Termination.

In order to induce the Servicer, the Administrative Agent, the Issuing Lenders and the Managing Agents to execute and deliver, and to perform in accordance with the terms of, this Agreement, Jarden Receivables hereby certifies that as of the date hereof, (A) no event has occurred and is continuing that will constitute an Event of Termination or an Incipient Event of Termination, and (B) the execution and delivery of this Agreement has been duly authorized by proper corporate proceedings, and this Agreement constitutes the legal, valid and binding obligation of Jarden Receivables, enforceable against Jarden Receivables in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors’ rights generally.

3.	Amendments to Loan Agreement.

(a) Subject to the satisfaction of the conditions precedent set forth in Section 4(a) below, the definition of “Level 2 Ratings Period” shall be, effective as of the Effective Time, and hereby is amended and restated in its entirety as follows:

“Level 2 Ratings Period” means any period of time, other than during a Level 3 Rating Period, during which both (A) the Debt Rating of Newell is (i) lower than BB+ by S&P or (ii) lower than Ba1 by Moody’s, and (B) the Required Managing Agents have notified the Borrower in writing that a Level 2 Ratings Period is in effect hereunder.

4.	Effectiveness; Miscellaneous.

(a) This Agreement shall become effective on the date hereof, subject to receipt by the Administrative Agent of the following, and upon its effectiveness, the amendment set forth in Section 3 hereof shall be deemed effective as of August 2, 2023 (the “Effective Time”):

(i) a counterpart of this Agreement duly executed by each party hereto; and

(ii) an amendment fee payable to PNC Capital Markets LLC, in its capacity as Structuring Agent, in an amount equal to .025% of the Commitment of PNC, in its capacity as a Committed Lender, that is applicable to such Committed Lender at all times other than during the Seasonal Period.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

(c) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

(d) On and after the Effective Time, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and all references to such agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean and be a reference to such agreement, after giving effect to this Agreement. The Loan Agreement, the other Facility Documents and the other documents, instruments and agreements executed or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed, after giving effect to this Agreement.

(e) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any party to the Loan Agreement or any of the other Facility Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

(f) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement electronically shall be deemed as effective as delivery of an originally executed counterpart. Any party delivering an executed counterpart of this Agreement electronically will also deliver an original executed counterpart, but the failure of any party to so deliver an original executed counterpart of this Agreement will not affect the validity or effectiveness of this Agreement.

(g) Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(h) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this agreement for any other purpose.

(i) Unless otherwise expressly indicated, all references herein to “Section” shall mean sections of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

JARDEN RECEIVABLES LLC

By:	Sunbeam Products, Inc.
Its:	Manager and Sole Member

By:	/s/ Bradford R. Turner
Name: Bradford R. Turner
Title: Chief Legal and Administrative Officer and Corporate Secretary

NEWELL BRANDS INC., as Servicer

By:	/s/ Bradford R. Turner
Name: Bradford R. Turner
Title: Chief Legal and Administrative Officer and Corporate Secretary

[Signature Page to Fourth Amendment to Amended and Restated Loan and Servicing Agreement]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Managing Agent

By:	/s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

[Signature Page to Fourth Amendment to Amended and Restated Loan and Servicing Agreement]

PNC BANK CAPITAL MARKETS LLC, as Structuring Agent

By:	/s/ Christopher Blaney
Name: Christopher Blaney
Title: Managing Director

[Signature Page to Fourth Amendment to Amended and Restated Loan and Servicing Agreement]

ROYAL BANK OF CANADA, as a Managing Agent

By:	/s/ Veronica L. Gallagher
Name: Veronica L. Gallagher
Title: Authorized Signatory

[Signature Page to Fourth Amendment to Amended and Restated Loan and Servicing Agreement]